UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2012

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2012, at 11 am PDT, Lexaria Corp. (“Lexaria” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To elect Chris Bunka, Bal Bhullar, and David DeMartini, Nicolas Baxter, and Dustin Elford as directors of the Company for the ensuing year and until their successors are elected;

2.	To ratify MNP LLP our independent registered public accounting firm for the fiscal year ending October 31, 2012 and to allow directors to set the remuneration; and

3.	To transact such other business as may properly come before the Meeting or any adjournment of the postponement thereof.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2012. The results of each voting proposal were as follows:

(1) Election of Directors:

Nominee	For	Against	Withheld

Chris Bunka	4,158,875	NIL	15,300
Bal Bhullar	4,158,875	NIL	15,300
David DeMartini	4,158,875	NIL	15,300
Nicolas Baxter	4,157,875	NIL	16,300
Dustin Elford	4,157,825	NIL	16,350

(2) To ratify MNP LLP our independent registered public accounting firm for the fiscal year ending October 31, 2012 and to allow directors to set the remuneration:

For	Against	Abstentions
4,983,235	NIL	74,307

(3) To transact such other business as may properly come before the Meeting or any adjournment of the postponement thereof:

For	Against	Abstentions
4,931,918	125,623	1

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the AGM results is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated May 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO